Exhibit 10.12

SIXTH AMENDMENT TO LEASE

THIS AMENDMENT, dated this 29th day of September, 2006, between RREEF AMERICA REIT II CORP. LLL, a Maryland corporation (“Landlord”) and METABOLEX, INC, a Delaware corporation (“Tenant”), for the premises located in the City of Hayward, County of Alameda, State of California, commonly known as 3876 Bay Center Place (the “Premises”), located in the building commonly known as Building D (“the Building”) in the project commonly known as Bay Center Business Park II, Hayward, California, (“the Project”).

1. RECITALS.

1.1. Landlord’s predecessor, Spieker Properties, LP., a California limited partnership, predecessor to Spieker-Singleton #87, a California limited partnership and Tenant’s predecessor, Transplantation Technology Inc., a Delaware corporation, entered into that certain Lease dated February 19, 1992 (“the Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated October 8, 1996 (the “First Amendment”), that certain Second Amendment dated November 20, 1996 (the “Second Amendment”), that certain Third Amendment dated May 27, 1998 (the “Third Amendment”), that certain Fourth Amendment dated May 29, 2003 (the “Fourth Amendment”) and that certain Fifth Amendment dated February 15, 2005. The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment are referred to collectively herein as the “Lease”; and

1.2. Landlord and Tenant express their desire to amend the Lease as more fully set forth below.

2. AMENDMENTS.

2.1. Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2.2. Expansion of Premises/Delivery of Expansion Space. Effective upon the date Landlord delivers the space to Tenant, the Premises is expanded to include approximately 6,428 square feet of adjacent space at 3880 Bay Center Place, Hayward, California, as depicted on the attached Exhibit “A-1” (the “Expansion Space”). Upon delivery of the Expansion Space to Tenant, the Premises will comprise approximately 41,600 square feet. Landlord agrees to deliver the Expansion Space to Tenant on or prior to October 15, 2006.

2.3. Term. The Term for the Expansion Space shall be three years (3) years, eight (8) months and fifteen (15) days commencing on October 15, 2006 and ending June 30, 2010.

2.4. Rent Commencement Date. The Rent Commencement Date for the Expansion Space shall be October 15, 2006.

2.5. Base Rent. The Monthly Base Rent for the Expansion Space shall be $4,178.20 per month through October 14, 2007 and increasing annually thereafter as outlined on the table below. This is in addition to the Base Rent for the existing Premises as set forth in the Fourth Amendment. The Monthly Base Rent for the Expansion Space is as follows:

Period	Annual Rent	Monthly Installment of Rent
10/15/2006 – 10/14/2007	$50,138.40	$4,178.20
10/15/2007 – 10/14/2008	$51,893.24	$4,324.44
10/15/2008 – 10/14/2009	$53,709.51	$4,475.79
10/15/2009 – 06/30/2010	$55,589.34	$4,632.45

2.6. Condition of Expansion Space. Landlord at its sole cost and expense shall install mini blinds on the windows of the space. Landlord shall also deliver the Premises’ systems in good repair and working order (HVAC, electrical, lights, roll up doors). Landlord to provide Tenant with a Tenant Improvement allowance of $3.00 per square foot of the Expansion Space ($19,284.00).

2.7. Tenant’s Proportionate Share. Commencing on October 15, 2006, Tenant’s Proportionate Share of the Building shall be 100% and Tenant’s Proportionate Share of the Project shall be 32.32%.

2.8. Security Deposit. Landlord currently holds $36,856.80 as Security Deposit under the Lease. Upon execution of this Amendment, Tenant shall deposit with Landlord an additional $4,963.20 for a total Security Deposit held under the Lease of $41,820.00.

3. Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.

4. Limitation of Landlord’s Liability. Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord’s interest in the property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. LLL,		METABOLEX, INC,
a Maryland corporation		a Delaware corporation

By:	/s/ John D. Baruh	By:
John D. Baruh

Title:	District Manager	Title:	/s/ Harold Van Wart

Date:	Nov 3 2006	Date:	23 Oct 06

By:

		Title:	/s/ Illegible

		Date:	10/24/06

EXHIBIT A-1 SITE PLAN

Attached to and made a part of the 6th Amendment to Lease dated September 29, 2006 Between RREEF America REIT II Corp. LLL, a Maryland Corporation, as Landlord and Metabolex, Inc., a Delaware Corporation, as Tenant